Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 of Thomson Reuters Corporation of our report dated March 26, 2009 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Thomson Reuters Corporation, which appears in Thomson Reuters Corporation’s Annual Report on Form 40-F for the year ended December 31, 2008.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants, Licensed Public Accountants
Toronto, Canada
November 24, 2009